Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 19, 2021 with respect to the consolidated financial statements included in the Annual Report of The ONE Group Hospitality, Inc. on Form 10-K as of and for the year ended December 31, 2020.  We consent to the incorporation by reference of said report in the Registration Statements of The ONE Group Hospitality, Inc. on Form S-1 (File No. 333-222389), Form S-3 (File Nos. 333-256527, 333-260947), and Form S-8 (File Nos. 333-193207, 333-232231).

/s/ Plante & Moran PLLC

March 16, 2022